Exhibit 4.1
CONFORMED COPY
FIRST AMENDMENT TO CREDIT AGREEMENT
     FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 21, 2006, among AMERISTAR CASINOS, INC., a Nevada corporation (the “Borrower”), the various lenders party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement as defined below).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Lenders, the Administrative Agent and the other agents party thereto are party to a Credit Agreement, dated as of November 10, 2005 (as amended, modified or supplemented through the date hereof, the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement; and
     WHEREAS, the Borrower and the Lenders wish to amend the Credit Agreement as provided herein;
     NOW, THEREFORE, it is agreed:
     1. Section 9.03 of the Credit Agreement is hereby amended by (x) deleting the text “and” appearing in sub-clause (i) of said Section, (y) deleting the period (“.”) appearing in sub-clause (ii) of said Section and inserting “; and” in lieu thereof and (z) adding the following new sub-clause (iii) to said Section:
“(iii) in addition to any Dividends permitted to be made pursuant to sub-clauses (i) and (ii) above, so long as no Default or Event of Default exists or would result therefrom, the Borrower may make cash repurchases of its capital stock so long as the aggregate amount paid (or value of property distributed) in respect of all such Dividends shall not exceed $125,000,000.”.
     2. The Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (ii) on the First Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties (other than those representations made as of a specified date) contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.
     3. This Amendment shall become effective on the date (the “First Amendment Effective Date”) when the Required Lenders and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: May Yip-Daniels (facsimile number 212-354-8113).

     4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
     5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
     6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

AMERISTAR CASINOS, INC.
By:	/s/ Thomas Steinbauer
Title: SVP & CFO

AMERISTAR CASINO VICKSBURG, INC.,
AMERISTAR CASINO COUNCIL BLUFFS, INC.,
CACTUS PETE’S, INC.,
A.C. FOOD SERVICES, INC.,
AMERISTAR CASINO ST. LOUIS, INC.,
AMERISTAR CASINO KANSAS CITY, INC.,
AMERISTAR CASINO ST. CHARLES, INC.,
AMERISTAR CASINO LAS VEGAS, INC.,
RICHMOND STREET DEVELOPMENT, INC.
AMERISTAR CASINO BLACK HAWK, INC.,

By:	/s/ Thomas Steinbauer
Title: SVP & CFO

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent
By:	/s/ Deirdre Whorton
Title: Assistant Vice President

By:	/s/ Michelle M. McCarthy
Tile: Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

AMMC CLO IV, LIMITED
By:	American Money Management Corp., as Collateral Manager

By:	/s/ David P. Meyer
Title: Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

AMMC CLO V, LIMITED
By:	American Money Management Corp., as Collateral Manager

By:	/s/ David P. Meyer
Title: Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

AMMC CLO VI, LIMITED
By:	American Money Management Corp., as Collateral Manager

By:	/s/ David P. Meyer
Title: Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

BANK OF HAWAII

By:	/s/ James Karnowski
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

BANK OF SCOTLAND

By:	/s/ Joseph Fratus
Title: First Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

BNP PARIBAS

By:	/s/ Frederique Merhaut
Title: Director

By:	/s/ Malina Lul
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

CALYON NEW YORK BRANCH

By:	/s/ F. Frank Herrera
Title: Director

By:	/s/ Gill Realon
Title: Director

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

CAPITAL ONE, N.A.

By:	/s/ Jennifer Henry
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

COMERICA WEST INCORPORATED

By:	/s/ Bryan C. Camden
Title: Corporate Banking Officer

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

COMMERZBANK AG, New York and Grand Cayman Branches

By:	/s/ Karla Wirth
Title: AVP

By:	/s/ Yangling Si
Title: AVP

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

EMIGRANT BANK

By:	/s/ Patricia Goldstein
Title: Senior Executive, Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

FIRST BANK

By:	/s/ Traci L. Dodson
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

HSH NORDBANK AG, New York Branch

By:	/s/ Frank A. Anderson
Title: Senior Vice President

By:	/s/ Carmine Abbate
Title: Assistant Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

MIZUHO CORPORATE BANK LIMITED

By:	/s/ Raymond Ventura
Title: Deputy General Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

NATEXIS BANQUES POPULAIRES

By:	/s/ Peyman Parhami
Title: Vice President

By:	/s/ Mark A. Harrington
Title: Senior Vice President and Manager

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

NATIONAL CITY BANK

By:	/s/ Jeff Dysert
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

PEOPLE’S BANK

By:	/s/ Francis J. McGinn
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

SOCIETE GENERALE

By:	/s/ Jerry Parisi
Title: Managing Director

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Masood Fikree
Title: Authorized Signatory

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Clifford F. Cho
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

UNITED OVERSEAS BANK LMITED,
     NY AGENCY

By:	/s/ George Lim
Title: FVP & General Manager

By:	/s/ Mario Sheng
Title: AVP

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

U.S. Bank National Association

By:	/s/ Andrew Backstrom
Title: Senior Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ G. Lee Wagner, Jr.
Title: Vice President

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 21, 2006, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

WELLS FARGO BANK, N.A.

By:	/s/ Matthew Weber
Title: Vice President